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                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                               ----------------

                                   FORM 8-K

                                 CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                      Date of Report:  March 22, 2000
            Date of Earliest Event Reported:  March 16, 2000

                     TCI SATELLITE ENTERTAINMENT, INC.
         (Exact Name of Registrant as Specified in its Charter)

                                 DELAWARE
             (State or Other Jurisdiction of Incorporation)

       000-21317                                      84-1299995
(Commission File Number)                 (I.R.S. Employer Identification No.)

                   7600 EAST ORCHARD ROAD, SUITE 330-SOUTH
                          ENGLEWOOD, COLORADO 80111
         (Address of principal executive offices, including zip code)

      Registrant's telephone number, including area code: (303) 268-5440

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ITEM 5.  OTHER EVENTS.

    On March 16, 2000, TCI Satellite Entertainment, Inc. ("TSAT") completed its previously announced transaction with Liberty Media Corporation ("Liberty Media") in which Liberty Media purchased shares of cumulative preferred stock of TSAT in exchange for Liberty Media's economic interest in 5,084,745 shares of Sprint Corporation PCS common stock, valued at $300 million as of March 14, 2000.

    TSAT issued $150 million of Series A 12% Cumulative Preferred Stock ("Series A Stock") and $150 million of Series B 8% Cumulative Convertible Voting Preferred Stock ("Series B Stock" and together with the Series A Stock, the "Preferred Stock"). The Preferred Stock is senior to all other classes and series of capital stock of the Company. The Series A Stock does not have voting rights. The holders of the Series B stock have voting rights representing, in the aggregate, approximately 85% of the total voting power of TSAT (after giving effect to such issuance) and will vote together with the holders of all other classes or series of voting stock of the Company, except as required by law.

    Concurrently with the investment by Liberty Media in TSAT, TSAT and Liberty Media formed a new joint venture to hold and manage interests in entities engaged globally in the distribution of internet data and other content via satellite and related businesses. Liberty Media contributed interests in XM Satellite Radio Holdings, Inc., iSKY, Inc., LSAT Astro LLC and the Sky Latin America satellite businesses in exchange for a 89.41% ownership interest in the joint venture. TSAT contributed its interest in JATO Communications Corp. and General Motors Class H Common Stock in exchange for a 10.59% ownership interest in the joint venture. TSAT will manage the business and affairs of the venture, which has been named Liberty Satellite, LLC.

    In a related transaction, TSAT paid Liberty Media $60 million in the form of an unsecured promissory note in exchange for a 13.99% ownership interest in LSAT Astro LLC, a limited liability company that owns an approximate 31.5% interest in ASTROLINK International LLC. ASTROLINK plans to launch geostationary satellites to provide two way broadband communications services to its customers. The remaining 86.01% of LSAT Astro LLC was contributed by Liberty Media to Liberty Satellite, LLC, as indicated above.

    TSAT plans to seek the approval of its shareholders to change its name to Liberty Satellite & Technology, Inc.





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                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2000
                                       TCI SATELLITE ENTERTAINMENT, INC.

                                       By: /s/  Kenneth G. Carroll
                                          --------------------------------------
                                                Kenneth G. Carroll
                                                Senior Vice President and Chief
                                                Financial Officer


























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